Exhibit 99.1
Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s Net sales and Operating earnings (loss) reflecting the Company’s new business operating segments and immaterial adjustments.

	Net Sales
	GAAP Results
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	April 1, 2006	July 1, 2006	September 30, 2006	December 31, 2006
Mobile Devices	$6,403	$7,140	$7,034	$7,806
Home and Networks Mobility	2,115	2,343	2,262	2,444
Enterprise Mobility Solutions	1,137	1,355	1,329	1,579

Segment Totals	9,655	10,838	10,625	11,829
Other and Eliminations	(23)	(18)	(22)	(37)

Company Totals	$9,632	$10,820	$10,603	$11,792

	Net Sales
	GAAP Results
	Year Ended	Quarter Ended
	December 31, 2006	March 31, 2007
Mobile Devices	$28,383	$5,408
Home and Networks Mobility	9,164	2,337
Enterprise Mobility Solutions	5,400	1,717

Segment Totals	42,947	9,462
Other and Eliminations	(100)	(29)

Company Totals	$42,847	$9,433

	Operating Earnings (Loss)
	GAAP Results
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	April 1, 2006	July 1, 2006	September 30, 2006	December 31, 2006
Mobile Devices	$702	$804	$843	$341
Home and Networks Mobility	161	222	181	223
Enterprise Mobility Solutions	142	239	254	323

Segment Totals	1,005	1,265	1,278	887
Other and Eliminations	(156)	257	(310)	(134)

Company Totals	$849	$1,522	$968	$753

	Operating Earnings (Loss)
	GAAP Results
	Year Ended	Quarter Ended
	December 31, 2006	March 31, 2007
Mobile Devices	$2,690	$(233)
Home and Networks Mobility	787	167
Enterprise Mobility Solutions	958	131

Segment Totals	4,435	65
Other and Eliminations	(343)	(431)

Company Totals	$4,092	$(366)